Exhibit 5.1

TULSA

Henry G. Will
Joseph J. McCain, Jr.
Lynnwood R. Moore, Jr.
Robert A. Curry
Steven W. McGrath
D. Richard Funk
Randolph L. Jones, Jr.
J. Ronald Petrikin
Larry B. Lipe
James E. Green, Jr.
Martin R. Wing
John W. Ingraham
Andrew R. Turner
Gentra Abbey Sorem
R. Kevin Redwine
Tony W. Haynie
Bruce W. Freeman
David R. Cordell
John N. Hove
C. Raymond Patton, Jr.
Paul E. Braden
Robert J. Melgaard
P. Scott Hathaway
Lawrence A. Hall
Timothy T. Trump
Mark E. Dreyer

Nancy E. Vaughn
Gregory D. Renberg
Mark D. Berman
Katherine G. Coyle
Beverly K. Smith
Melodie Freeman-Burney
R. Richard Love, III
Robert D. James
Stephen R. Ward
Jeffrey R. Schoborg
Anne B. Sublett
J. Ryan Sacra
Jason S. Taylor
Katy Day Inhofe
Julia Forrester-Sellers
Melinda L. Kirk
P. Bradley Bendure
Kathryn J. Kindell
Amy M. Santee
Cara M. Hair
Alissa A. Hurley
Heather Holt Bilderback
Debra R. Stockton
Shelley L. Carter
Jed W. Isbell
Travis L. Wright

ATTORNEYS & COUNSELORS AT LAW Conner & Winters, LLP 3700 First Place Tower 15 East Fifth Street Tulsa, Oklahoma 74103-4344 918-586-5711 Fax 918-586-8982 www.cwlaw.com

William G. von Glahn
Bob F. McCoy
John E. Barry
James R. Ryan
Russell H. Harbaugh, Jr.
David O. Cordell

OKLAHOMA CITY

Irwin H. Steinhorn
John W. Funk
Jared D. Giddens
Kiran A. Phansalkar
Victor F. Albert
Mitchell D. Blackburn
Mark H. Bennett
Bryan J. Wells
Laura McCasland Holbrook
John E. Gatliff II
J. Dillon Curran
William M. Lewis

Peter B. Bradford
Shelia L. Darling

NORTHWEST ARKANSAS

John R. Elrod*
Greg S. Scharlau
Terri Dill Chadick
Vicki Bronson

Todd P. Lewis*
P. Joshua Wisley

Charles E. Scharlau*

WASHINGTON, D.C.

G. Daniel Miller*
Donn C. Meindertsma*

Henry Rose*
Erica L. Summers*

HOUSTON, TEXAS

Pamela H. Stabler*

JACKSON, WYOMING

Randolph L. Jones, Jr.

SANTA FE, NEW MEXICO

Douglas M. Rather

Benjamin C. Conner
        1879-1963
John M. Winters, Jr.
        1901-1989

*  Not Admitted in Oklahoma

October 7, 2005

Jameson Inns, Inc.

8 Perimeter Center East

Suite 8050

Atlanta, Georgia 30346-1603

Gentlemen:

We have served as counsel to Jameson Inns, Inc., a Georgia corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-3 (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to the proposed reoffer and resale from time to time by certain selling stockholders (as described in the Registration Statement) of up to 13,898,916 shares of the Company’s common stock, par value $.10 per share (“Common Stock”), that a selling stockholder may acquire upon the conversion of the Company’s 7.0% Convertible Senior Subordinated Notes due 2010 (the “Convertible Notes”). The Common Stock will be sold or delivered from time to time as set forth in the Registration Statement, the applicable prospectus contained therein (the “Prospectus”), and any supplements to the Prospectus.

We have (a) examined the Registration Statement and such certificates of public officials and of corporate officers and directors and such other documents and matters as we have deemed necessary or appropriate, (b) relied upon the accuracy of facts and information set forth in all such documents, and (c) assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and authenticity of the originals from which all such copies were made. We have assumed without verification that, with respect to the minutes of any meetings of the Board of Directors or any committees thereof of the Company that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.

October 7, 2005

We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Company.

We have also assumed that prior to the issuance of the Common Stock, the effectiveness of the Registration Statement shall not have been terminated or rescinded.

Based on the foregoing, upon the assumption that there will be no material changes in the documents we have examined referred to above, we are of the opinion that the 13,898,916 shares of Common Stock covered by the Registration Statement have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Notes, will be legally issued, fully paid and non-assessable.

Our opinion expressed above is limited to the corporate laws of the State of Georgia (including applicable provisions of the Georgia Constitution and reported judicial decisions), and the federal laws of the United States of America, and we do not express any opinion herein concerning the laws of any other jurisdiction. Insofar as the opinions expressed herein relate to matters of Georgia law, we have relied exclusively on the latest standard compilations of such statutes, constitutional provisions and judicial decisions as reproduced in commonly accepted unofficial publications available to us.

This letter does not address any matters other than those expressly addressed herein. This letter speaks only as of the date hereof. We undertake no responsibility to update or supplement it after such date.

We hereby consent to the reference to our firm under the heading “Legal Opinion” in the Prospectus and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/s/ Conner & Winters
CONNER & WINTERS, LLP